Exhibit 5.1

October 8, 2009

Lithia Motors, Inc.

360 East Jackson Street

Medford, Oregon 97501

Re:	Legality Opinion Regarding Validity of Securities Offered

Ladies and Gentlemen:

We have acted as counsel to Lithia Motors, Inc., an Oregon corporation (the “Company”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of up to an aggregate 4,600,000 shares of the Company’s Class A Common Stock, no par value per share (the “Shares”), which includes up to 600,000 shares that may be issued upon exercise of the Underwriters’ (as defined below) option to purchase additional shares of Class A Common Stock to cover over-allotments, if any, pursuant to the terms of an Underwriting Agreement dated October 8, 2009, by and between the Company and J.P. Morgan Securities Inc., as representative of the Underwriters named in Schedule 1 thereto (collectively, the “Underwriters”). The Shares are being offered and sold under a Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act on August 28, 2009 (File No. 333-161593), as amended pursuant to Amendment No. 1 to Form S-3 filed September 25, 2009 and Amendment No. 2 to Form S-3 filed October 5, 2009 (as amended, the “Registration Statement”), which Registration Statement includes a base prospectus dated October 5, 2009 (the “Base Prospectus”) and a prospectus supplement dated October 8, 2009 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”).

In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Underwriting Agreement, the Registration Statement, the Prospectus, the form of the Class A Common Stock certificate, the Articles of Incorporation of the Company, the Bylaws of the Company and excerpts of minutes of meetings or consent actions in lieu of meetings of the Board of Directors or committees of the Board of Directors of the Company. We have also received from officers of the Company certain other documents, corporate records, certificates and representations concerning factual matters. We have reviewed such other documents and certificates, made such inquiries of public officials, and made such review of laws as we consider necessary for purposes of this opinion. We have relied as to matters of fact upon the above documents and investigation.

We have assumed without investigation the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic and complete original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity, accuracy and completeness of the originals of such copies.

October 8, 2009

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares, upon issuance and delivery against payment therefore in accordance with the terms of the Underwriting Agreement and the Prospectus, will be duly authorized, validly issued, fully paid and nonassessable.

We are duly licensed to practice law in the State of Oregon and in rendering the opinion set forth herein, we express no opinion as to the laws of any other jurisdiction other than the laws of the State of Oregon, as currently in effect. This opinion is limited to the facts bearing on this opinion as they exist on the date of this letter. We disclaim any obligation to review or supplement this opinion or to advise you of any changes in the circumstances, laws or events that may occur after this date or otherwise update this opinion.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference to our name under the caption “Legal Matters” in the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to Amendment No. 1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission. The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

Very truly yours,

ROBERTS KAPLAN LLP

/s/ Roberts Kaplan LLP